Exhibit 10.1

AMENDMENT TO RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”) is entered into as of November 25, 2009, between iBasis, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), with respect to the following:

A. The Company and the Rights Agent entered into that certain Rights Agreement, dated as of July 30, 2009 (the “Rights Agreement”);

B. Pursuant to Section 27 of the Rights Agreement, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend the Rights Agreement without the approval of the holders of the Rights (as defined in the Rights Agreement); and

C.  The Special Committee of the Board of Directors of the Company has authorized the amendment of the Rights Agreement to amend the Final Expiration Date (as defined in the Rights Agreement).

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Amendment of the Rights Agreement. Clause (i) of Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(i) the Close of Business on November 25, 2009 (the “Final Expiration Date”),”

2. Amendment Controls. If this Amendment conflicts with or is inconsistent with any provision contained in the Rights Agreement, this Amendment shall control. This Amendment shall be considered a part of the Rights Agreement.

3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

4. Counterparts; Facsimile and PDFs. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

(Signature Page Follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the date first written above.

iBASIS, INC.

By:	/s/ Mark S. Flynn
Name: Mark S. Flynn
Title: Chief Legal Officer and Corporate Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration